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                                                  Registration No. _____________

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                      REGISTRATION OF ADDITIONAL SHARES TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                Exact Name of the Registrant:  PACCAR INC
                      State of Incorporation:  DELAWARE
          I.R.S. Employer Identification No.:  91-0351110
                Address of Principal Offices:  777 - 106TH AVENUE N.E.
                                               BELLEVUE, WASHINGTON 98004
                      Full Title of the Plan:  PACCAR INC 1991 LONG TERM
                                               INCENTIVE PLAN
                    Agent's Name and Address:  JANICE D'AMATO
                                               PACCAR INC
                                               777 - 106TH AVENUE N.E.
                                               BELLEVUE, WASHINGTON 98004
                                               (425) 468-7431

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                         CALCULATION OF REGISTRATION FEE
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    Title of       Amount to be       Proposed        Proposed       Amount of
 securities to      registered        maximum         maximum       registration
 be registered                     offering price    aggregate         fee
                                     per share     offering price
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 Common Stock,   3,601,636 shares  Not applicable  $153,069,530(1)   $46,384.71
 $1 par value                                                       (1/33 of 1%)
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In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The contents of REGISTRATION STATEMENT NO. 33-47763 are incorporated by reference.


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(1) The aggregate offering price is based on the average of the high and low prices reported for the Common Stock on October 28, 1997, pursuant to Rule 457(h) under the Securities Act of 1933.

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                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement for additional shares on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 30, 1997.

                                        PACCAR Inc

                                        By  /s/ Janice M. D'Amato
                                           -------------------------------
                                               Janice D'Amato
                                               Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement for additional shares has been signed by the following persons in the capacities held on October 30, 1997.

 Mark C. Pigott                    Chairman and Chief Executive Officer
                                   (principal executive officer)
 Michael A. Tembreull              Vice Chairman
                                   (principal financial officer)
 Richard P. Fox                    Senior Vice President
                                   (principal accounting officer)
 Harold J. Haynes                  Director
 John M. Fluke, Jr.                Director
 David J. Hovind                   Director
 Michael A. Tembreull              Director
 Gerald Grinstein                  Director
 Carl H. Hahn                      Director
 Charles M. Pigott                 Director
 John W. Pitts                     Director

By  /s/ Mark C. Pigott
   --------------------------------
      Mark C. Pigott
      Attorney-in-Fact


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                                INDEX TO EXHIBITS


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   EXHIBIT NO.                       EXHIBIT                     SEQUENTIALLY
                                                                 NUMBERED PAGE
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        4         Instrument Defining Rights of Stockholders.
                  Reference is made to Exhibit C of the 1997          n/a
                  Proxy Statement, dated March 20, 1997.
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        5         Opinion of Janice D'Amato, Counsel for the           4
                  Registrant
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       23.1       Consent of Ernst & Young, Independent                5
                  Accountants
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       23.2       Consent of Janice D'Amato (included in               4
                  Exhibit 5)
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        24        Power of Attorney                                    6
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